Exhibit 99.1

Note 1.      On December 30, 2024, December 31, 2024 and January 2, 2025, QH Hungary Holdings Limited (“QH Hungary” or the “Reporting Person”), a wholly owned subsidiary of Gulf Hungary Holding Korlatolt Felelossegu Tarsasag (“Gulf Hungary”), settled a portion of five existing and previously reported variable prepaid forward sale contracts (“VPFs”) (two with Citibank N.A. (“Citibank”) and three with the Royal Bank of Canada (“RBC”)), in each case, described in more detail as follows.

Citibank Partially Settled VPFs:

(a)	The first of the partially settled VPFs with Citibank was originally entered into with Citibank on May 26, 2020 and amended and restated on each of March 9, 2021, November 24, 2021, August 10, 2022, March 6, 2023, May 22, 2024 and November 22, 2024 (“Citi VPF No. 2”) and covers a maximum aggregate amount of 105,002 shares divided into three tranches, with tranche 1 comprised of 50 components of 1,070 Shares each for a total 53,500 Shares, tranche 2 comprised of 50 components (48 components of 350 Shares each, and 2 components of 351 Shares each) for a total of 17,502 Shares and tranche 3 comprised of 75 components (50 components of 453 Shares each, and 25 components of 454 Shares each) for a total of 34,000 Shares. In exchange for entering into Citi VPF No. 2, Citibank paid QH Hungary $23,825,731.45.

(b)	The second of the partially settled VPFs with Citibank was originally entered into with Citibank on March 9, 2021 and amended and restated on each of November 24, 2021 and March 6, 2023 (“Citi VPF No. 4”) and covers a maximum aggregate amount of 98,644 shares divided into 50 components, with 44 components of 1,973 shares each and 6 components of 1,972 shares each. In exchange for entering into Citi VPF No. 4, Citibank paid QH Hungary $21,148,410.00.

RBC Partially Settled VPFs:

(c)	The first of the partially settled VPFs with RBC was originally entered into with RBC on May 26, 2020 and amended and restated on each of March 9, 2021, November 24, 2021, August 10, 2022, March 6, 2023, May 22, 2024 and November 22, 2024 (the “RBC VPF No. 1”) and covers a maximum aggregate amount of 105,002 shares divided into three tranches, with tranche 1 comprised of 50 components of 1,070 Shares each for a total 53,500 Shares, tranche 2 comprised of 50 components (48 components of 350 Shares each, and 2 components of 351 Shares each) for a total of 17,502 Shares and tranche 3 comprised of 75 components (50 components of 453 Shares each, and 25 components of 454 Shares each) for a total of 34,000 Shares. In exchange for entering into RBC VPF No. 1, RBC paid QH Hungary $23,825,731.45.

(d)	The second of the partially settled VPFs with RBC was originally entered into with RBC on March 9, 2021 and amended and restated on each of November 24, 2021 and March 6, 2023 (“RBC VPF No. 2”) and covers a maximum aggregate amount of 42,889 shares divided into 50 components with 39 components of 858 shares each and 11 components of 857 shares each. In exchange for entering into RBC VPF No. 2, RBC paid QH Hungary $9,195,026.00.

(e)	The third of the partially settled VPFs with RBC was originally entered into originally entered into with JPMorgan on March 9, 2021 and amended and restated and novated to RBC on November 24, 2021, and further amended and restated on March 6, 2023 (“RBC VPF No. 4”) and covers a maximum aggregate amount of 51,467 shares is divided into 50 components, with 17 components of 1,030 shares each and 33 components of 1,029 shares each. In exchange for entering into RBC VPF No. 4, JPMorgan paid QH Hungary $11,034,074.00.

Note 2.      With respect to each of the partially settled VPFs described above in clauses (a) and (c) of note 1 above:

(a)  For each component, QH Hungary is obligated to deliver on the settlement date for such component determined based on the specified scheduled valuation date within the period from November 25, 2024 to February 10, 2025 for tranche 1, May 27, 2026 to August 6, 2026 for tranche 2 and November 30, 2026 to March 19, 2027 for tranche 3 either, at QH Hungary's option, (i) up to the maximum number of shares of such component (such maximum number of shares with respect to each component (the "Subject Number") based on the average market price of the shares determined as described below in note 2(b) below or (ii) an amount of cash equivalent to the value of the shares to be delivered in the preceding clause (i).

(b)   The number of shares (or, at QH Hungary's option, the cash equivalent) to be delivered to the applicable bank on each settlement date is to be determined as follows: (a) if the volume-weighted average price per share on the relevant valuation date, as reasonably determined by the applicable bank in accordance with the applicable VPF (the "Settlement Price") is equal to or less than $199.7500 per Share in the case of tranche 1, $186.3683 per Share in the case of tranche 2 or $159.0000 per Share in the case of tranche 3 (for this clause 2(b) only, as applicable, the "Forward Floor Price"), QH Hungary will deliver to the applicable bank the Subject Number of shares; (b) if the Settlement Price is between the Forward Floor Price and $219.7250 per Share in the case of tranche 1, $292.5982 per Share in the case of tranche 2 or $174.9000 per Share in the case of tranche 3 (for this clause 2(b) only, as applicable, the "Forward Cap Price"), QH Hungary will deliver to the applicable bank a number of shares equal to the Subject Number multiplied by a fraction, the numerator of which is the Forward Floor Price and the denominator of which is the Settlement Price; and (c) if the Settlement Price is greater than the Forward Cap Price, QH Hungary will deliver to the applicable bank a number of shares equal to the product of (i) the Subject Number and (ii) a fraction (A) the numerator of which is the sum of (x) the Forward Floor Price and (y) the Settlement Price minus the Forward Cap Price, and (B) the denominator of which is the Settlement Price.

Note 3.     With respect to each of the partially settled VPFs described above in clauses (b), (d) and (e) of note 1 above:

(a)  QH Hungary is obligated to deliver on the settlement date for such component determined based on the specified scheduled valuation date within the period from November 25, 2024 to February 10, 2025 either, at QH Hungary's option: (i) up to the Subject Number of shares for such component based on the average market price of the shares determined as described below in note 3(b) below or (ii) an amount of cash equivalent to the value of the shares to be delivered in the preceding clause (i).

(b)  The number of shares (or, at QH Hungary's option, the cash equivalent) to be delivered to the applicable bank on each settlement date is to be determined as follows: (a) if the Settlement Price is equal to or less than $199.7500 per share (for this clause 3(b) only, the "Forward Floor Price"), QH Hungary will deliver to the applicable bank the Subject Number of shares; (b) if the Settlement Price is between the Forward Floor Price and $219.7250 per share (for this clause 3(b) only, the "Forward Cap Price"), QH Hungary will deliver to the applicable bank a number of shares equal to the Subject Number multiplied by a fraction, the numerator of which is the Forward Floor Price and the denominator of which is the Settlement Price; and (c) if the Settlement Price is greater than the Forward Cap Price, QH Hungary will deliver to the applicable bank a number of shares equal to the product of (i) the Subject Number and (ii) a fraction (A) the numerator of which is the sum of (x) the Forward Floor Price and (y) the Settlement Price minus the Forward Cap Price, and (B) the denominator of which is the Settlement Price.